SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

/__/	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

/__/	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

/__/	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01     Regulation FD Disclosure

          In a Form 8-K dated July 5, 2005, the Company reported that it had received a commitment letter, dated June 28, 2005, from J.P. Morgan Securities Inc. ("J.P. Morgan") to use commercially reasonable efforts to assemble a syndicate of financial institutions to provide the Company, together with its domestic subsidiaries and U.K. subsidiary, with a secured revolving credit facility in the aggregate amount of up to $120,000,000. The commitment is subject to various terms and conditions including (pursuant to the June 28th commitment letter) the negotiation and execution of a definitive agreement on or before August 31, 2005. In a Form 8-K dated September 1, 2005 the Company reported it had received a letter dated August 11, 2005 from J.P. Morgan extending the original commitment and the required date for execution of a definitive agreement to October 15, 2005. In order to complete the documentation required to consummate the loan transaction the Company requested and has received a letter dated October 14, 2005 from J.P. Morgan further extending the original commitment and the required date for execution of a definitive agreement to November 9, 2005.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: October 18, 2005